Exhibit 32.5

      In connection with the Quarterly Report on Form 10-Q for the quarter ended February 28, 2006 as filed by Carnival plc with the Securities and Exchange Commission on the date hereof (the "Report"), I certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival plc.

Date: March 28, 2006

By:/s/ Howard S. Frank
   ------------------------------------
Howard S. Frank
Vice Chairman of the Board of Directors
and Chief Operating Officer